Exhibit 99.1

Trilogy Metals Grants South32 an Option to Form a 50/50 Joint Venture in the UKMP for a Minimum Investment of US$150 Million

TSX, NYSE-MKT
Symbol: TMQ

VANCOUVER, April 10, 2017 /CNW/ - Trilogy Metals Inc. (TSX, NYSE-MKT: TMQ) ("Trilogy" or "Trilogy Metals") is pleased to announce that it has signed an agreement with South32 Limited (ASX/JSE/LSE: S32) ("South32") whereby Trilogy has granted South32 an option to form a 50/50 joint venture with respect to Trilogy's Alaskan assets, known collectively as the Upper Kobuk Mineral Projects ("UKMP"), which includes the Arctic and Bornite Projects, the Exploration and Option to Lease Agreement with NANA Regional Corporation, Inc. ("NANA"), and the remainder of Trilogy's state mining claims along the 100km volcanogenic massive sulphide belt ("UKMP Assets"). South32 must contribute a minimum of $10 million each year, for a maximum of 3 years, to keep the option in good standing ("Initial Funding").  South32 may exercise its option at any time to form the 50/50 joint venture ("JV"). To subscribe for 50% of the JV, South32 will contribute a minimum of $150 million, plus any amounts Trilogy spends at the Arctic Project over the next three years to a maximum of $5 million per year (the "Subscription Price"), less an amount of the Initial Funding contributed by South32.  All amounts are in US dollars.

Trilogy will host a conference call today at 1:30pm PT. See conference details below.

Highlights of the agreement and an updated $17 million 2017 field program:

•	South32 to fund $10 million per year, for a maximum of 3 years.
•	South32 may elect at any time to form a 50/50 joint venture for min. $150M.
•	Bornite Exploration: South32's Initial Funding of $10 million this year will be spent on exploration at the Bornite Project during the 2017 field season to test the extension of high-grade copper at the Bornite deposit. The drill program will be off-setting previously drilled diamond drill holes, including RC13-0224 which intersected 236 meters of continuous mineralization averaging 1.9% copper last drilled during the 2013 field program.
•	Arctic Pre-Feasibility Study: Trilogy previously announced spending of $7.1 million mainly at the Arctic Project during 2017 in preparation for a pre-feasibility study anticipated to be released in Q1 2018.
•	Trilogy will continue to work closely with the Alaska Industrial Development and Export Authority ("AIDEA") and NANA to advance the Environmental Impact Study ("EIS") permitting process for the Ambler Access Road.

Conference Call & Webcast Details

Trilogy's conference call and webcast to discuss this transaction will take place on April 10, 2017 at 1:30pm PT (4:30pm ET).  The webcast and conference call-in details are provided below.  The webcast will be archived on Trilogy's website for two weeks.

Webcast http://event.on24.com/wcc/r/1405849-1/E5EEF42CA2215B384927A08301DDEECB

North American callers:       1-888-390-0546

International callers:           1-416-764-8688

Conference ID:                  68372321

Agreements

Trilogy and South32 have entered into an agreement whereby Trilogy has granted South32 an option to subscribe for a 50% interest in a joint venture which will hold the UKMP Assets. To maintain the option in good standing South32 must contribute the Initial Funding which will be used to test the extension of the high-grade copper resource identified at the Bornite deposit.  South32 can exercise the option at any time over the next 3 years. Once the option is exercised, Trilogy will transfer the UKMP Assets to a newly created limited liability company (the "LLC") in which Trilogy and South32 will be equal partners. Advancing the projects towards a production decision will be funded by the Subscription Price.

2017 Project Plans

South32 and Trilogy Metals have agreed in principal on the 2017 exploration program at Bornite.  The parties will drill a minimum of 7 drill holes up to 1,400 meters deep to test the northern extension of the Bornite mineralization.  The drilling will evaluate an area approximately one kilometer east-west by 400 meters north-south.

Trilogy Metals also intends to conduct a $7.1 million program at the Arctic Project, focused on geotechnical drilling to identify, test, and evaluate potential locations for all mine-related facilities, including: the ore processing facility (crushing and milling); the waste rock and tailings disposal area(s); water storage ponds; and supporting road infrastructure.  This work is being done in support of completing a pre-feasibility level of study for the Arctic Project in the first quarter of 2018.  In addition, the Company will continue to work closely with AIDEA and NANA to advance the EIS permitting process for the Ambler Access Road, also known as the Ambler Mining District Industrial Access Project ("AMDIAP").

Trilogy will manage both the Arctic and Bornite programs.

Rick Van Nieuwenhuyse, President and CEO of Trilogy Metals said, "This is a terrific opportunity for Trilogy shareholders. South32 is a global diversified metals and mining company who will bring a wealth of operational experience to the project.  Along with our Alaska Native Corporation partner, NANA and their experience as the land owner and co-owner of the Red Dog Mine, one of the largest zinc mines in the world, we have a strong team that will be invaluable as the UKMP progresses towards development."

Rick Van Nieuwenhuyse continued, "We believe this deal recognizes the quality of our assets.  By offering to fund at a 150% premium to the investment made by Trilogy, the terms recognize the high-quality asset base that Trilogy has assembled at the UKMP.  In terms of the option, South32 will invest up to $30 million to explore, expand and advance the already sizeable metal endowment identified to date.  The immediate exploration focus will be to expand the known copper mineralization along the northern frontier of the Bornite deposit.  With only three field seasons of exploration drillling at Bornite, we have already identified a resource in excess of 6 billion pounds of copper1.  During our last year of drilling at Bornite in 2013, five of the last holes drilled for exploration intercepted significant copper intervals.  Mineralization remains open along an approximately 1-kilometer strike length, including drill hole RC13-224 which intersected 236 meters grading 1.9% copper. The copper grades and thick intervals of mineralization found at Bornite warrant further exploration to fully understand the potential of this project."

Wayne Westlake, President and CEO of NANA Regional Corporation added, "NANA looks forward to partnering with Trilogy and South32 on this new phase of exploration.  Our region has benefited from responsible resource development, and we value working with companies that advance our land's mineral potential and create shareholder value while respecting our traditional subsistence lifestyle."

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1	Indicated in-pit resources at the Bornite deposit at a 0.50% Cu cutoff are 40.5 million tonnes at 1.02% Cu. An additional Inferred in-pit resources at the Bornite deposit at a 0.50% Cu cutoff measures 84.1 million tonnes at 0.95% Cu. In addition to the in-pit resources, Inferred below pit resources at the Bornite deposit are reported (at 1.5% Cu cutoff) as 57.8 million tonnes at 2.89% Cu.

Option Funding Phase

South32 will contribute a minimum of $10 million each year, for up to 3 years, to fund exploration expenditure at Bornite. Provided that all the exploration data and information has been made available to South32 by no later than December 31 of each year, South32 must decide by the end of January of the following year whether; (i) to fund a further tranche of a minimum of $10 million, or (ii) to withdraw and not provide any further annual funding.  If the election to fund a further tranche is not made in January, South32 has until the end of March to exercise the option to form the LLC and make the subscription payment. If South32 elects to exercise the option, the Subscription Price less certain deductions for Initial Funding shall be paid in one tranche within 45 business days.  Should South32 elect to withdraw the option will lapse and South32 will have no claim to ownership or the funds it had already spent.

Subscription Funding Phase

At any time during the Option Funding Phase of the agreement South32 may elect to subscribe for a 50% interest in a newly formed LLC which will take transfer of, and hold, the UKMP Assets. The Subscription Price is based on a 1.5 times multiple of Trilogy's historical expenditures on the projects of approximately $100 million.  As part of the Subscription Price, South32 will match any spending Trilogy makes at the Arctic Project over the next 3 years, to a maximum of $15 million. Depending on when the option is exercised, certain amounts of the Initial Funding will be deducted from the Subscription Price.

Trilogy estimates that the Subscription Price will fund the Arctic and Bornite Projects through feasibility and the permitting of the first mine to be developed in the Ambler mining district.  Once the full amount of the subscription payment of approximately $150 million is expended, the parties will contribute funding pro rata, as contemplated by the operating agreement which will govern the LLC (the "LLC Agreement").  The LLC Agreement anticipates a General Manager, Chief Financial Officer and Chief Operating and Technical Officer ("LLC Management Team") to be appointed by the LLC's Board, which will have equal representation from Trilogy and South32.

Qualified Persons

Erin Workman, P.Geo., Director of Technical Services and an employee of Trilogy Metals, is a Qualified Person as defined by National Instrument 43-101. Ms. Workman has reviewed the scientific and technical information in this news release and approves the disclosure contained herein.

Advisors

Blake, Cassels & Graydon LLP and Dorsey & Whitney LLP acted as legal advisors and Deloitte LLP acted as tax advisors to Trilogy Metals.

About South32

South32 is a globally diversified metals and mining company with high-quality and well maintained operations which mine and produce bauxite, alumina, aluminum, energy and metallurgical coal, manganese, nickel, silver, lead and zinc in Australia, Southern Africa and South America.

More information about South32 is available on their company's website at www.south32.net.

About Trilogy Metals

Trilogy Metals Inc., formerly NovaCopper Inc., is a metals exploration company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper, zinc and precious metals producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements relating to the future operating or financial performance of the Company, planned expenditures and the anticipated activity at the UKMP Projects, the potential timing and preparation of a PFS on the Arctic deposit, and anticipated activity with respect to the AMDIAP, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2016 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

The Arctic Preliminary Economic Assessment and the Bornite Technical Report have been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC"), and resource and reserve information contained therein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth in this press release or the Bornite Technical Report may not be comparable with information made public by companies that report in accordance with U.S. standards.

SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/April2017/10/c7467.html

%CIK: 0001543418

For further information: Company Contacts: Rick Van Nieuwenhuyse, President & Chief Executive Officer, rickvann@trilogymetals.com; Elaine Sanders, Vice President & Chief Financial Officer, elaine.sanders@trilogymetals.com; 1-604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 03:00e 10-APR-17